Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December ____, 2005, by and between JEANTEX Group, Inc., a Florida corporation with a principal office at 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647 (“JEANTEX”), and Yves Castaldi Corp., a California corporation, with a principal office at 910 S. Los Angeles St., Suite 601, Los Angeles, CA 90015 (“CASTALDI”).

RECITALS:

WHEREAS, CASTALDI is a privately-held corporation duly organized and existing under the laws of the State of California and authorized to issue 100,000 (One Hundred Thousand) shares of  $0.01 par value common stock, of which 10,000 (Ten Thousand) shares are issued and outstanding;

WHEREAS, CASTALDI is engaged in the designing and marketing of several brands of Premium Denim jeans wear, such as I-Generation, Just Yves, and Instinct Yves;

WHEREAS, Mr. Yves Castaldi serves as the President, Chief Executive Officer and Designer of CASTALDI and currently owns 100% of the issued and outstanding shares of CASTALDI;

WHEREAS, JEANTEX desires to acquire from CASTALDI and CASTALDI desires to sell to JEANTEX 10,408  (Ten Thousand Four Hundred Eight) shares common stock of CASTALDI, such shares representing fifty-one percent (51%) of the total issued and outstanding capital stock of CASTALDI after giving effect to such issuance (the “51% CASTALDI Interest”); and provide certain other consideration to CASTALDI as described herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.

EXCHANGE TRANSACTION

.

(a)

Purchase and Sale

SECTION 2.

Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), CASTALDI shall sell and transfer to JEANTEX, and JEANTEX shall purchase from CASTALDI, 10,408  (Ten Thousand Four Hundred Eight) shares common stock of CASTALDI, such shares representing fifty-one percent (51%) of the total issued and outstanding capital stock of CASTALDI after giving effect to such issuance (the “51% CASTALDI Interest”), in exchange for $350,000 in cash, 10,000,000 (Ten Million) newly issued shares of Common Stock of JEANTEX, and $300,000 investment into CASTALDI for working capital.

(a)

The Closing

.

STOCK PURCHASE AGREEMENT

JEANTEX GROUP & YVES CASTALDI

(i)

The Closing Date.  The closing of the Exchange Transaction (the “Closing”) shall take place at the principal offices of JEANTEX at 10:00 a.m. local time on December 30, 2005, or at such other place, time and date as is determined by the mutual written consent of both parties pursuant to this Agreement, subject to the closing conditions and other terms and conditions set forth herein.  The date of the Closing hereunder is referred to herein as the “Closing Date.”  This Agreement shall be terminated and become null and void if the Exchange Transaction is not consummated on or before December 30, 2005, unless extended by mutual written consent of both parties.

(ii)

Closing Procedures.  Subject to the conditions set forth in this Agreement:

(A)

at Closing, CASTALDI shall deliver to JEANTEX:

1)

a stock certificate representing the  51% CASTALDI Interest;

2)  an employment agreement between CASTALDI and

    Mr. Yves Castaldi which calls for Mr. Castaldi to serve as Chief            Executive Officer and Designer of CASTALDI for a minimum of three years following the Closing of this transaction.

(B)

at Closing, CASTALDI shall deliver to JEANTEX:

1)

a certificate, duly executed by an authorized officer of CASTALDI, in the form attached hereto as Exhibit A (the “CASTALDI Officer’s Certificate”), certifying as of the Closing Date that all of the representations and warranties of CASTALDI in this Agreement are true and correct as of the Closing Date and that each covenant and agreement of CASTALDI to be performed prior to or as of Closing pertaining to this Agreement has been performed;

2)

a certificate, duly executed by the Secretary of CASTALDI, in the form attached hereto as Exhibit B (the “CASTALDI Secretary’s Certificate”), certifying as to the incumbency and specimen signatures of the officers of CASTALDI executing this Agreement and CASTALDI’s other deliveries in connection herewith; and

3)

a certificate evidencing the existence and good standing of CASTALDI, issued by the California Secretary of State and dated no earlier than ten (10) days prior to the Closing Date.

(C)

At Closing, JEANTEX shall deliver to CASTALDI:

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

1)

a certificate representing 10,000,000 (Ten Million) newly issued shares of Common Stock of JEANTEX, bearing a legend in substantially the  following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The shares represented by this certificate will be vested on a pro-rata basis based on CASTALDI’s minimum projected revenues of $10,000,000 and net profits of $2,500,000 to $3,000,000 in the next twelve months. In the event said target revenues and profitability are not reached within twenty-four months, the amount of vested shares shall be adjusted accordingly on a pro-rata basis.

2)

a schedule of payments for the $350,000 in cash and $300,000 in working capital, in the form attached hereto as Exhibit C (the JEANTEX Payment Schedule) acceptable to both CASTALDI and JEANTEX.

           3)    a certificate, duly executed by the Secretary of JEANTEX, in the form attached hereto as Exhibit D (the “JEANTEX Secretary’s Certificate”), certifying as to the incumbency and specimen signatures of the officers of JEANTEX executing this Agreement and JEANTEX’s other deliveries in connection herewith;

4)

a certificate evidencing the existence and good standing of JEANTEX, issued by the Florida Secretary of State and dated no earlier than ten (10) days prior to the Closing Date;

SECTION 3.

PRE-CLOSING COVENANTS

.

(a)

Affirmative Covenants of CASTALDI

.  CASTALDI covenants and agrees that prior to the Closing:

(i)

CASTALDI will conduct its business in the ordinary course of business.  Without limiting the generality of the foregoing, CASTALDI will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete

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JEANTEX GROUP – YVES CASTALDI

assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

(ii)

CASTALDI will use reasonable best efforts to preserve CASTALDI’s present business relationships, to the extent such relationships are beneficial to CASTALDI and its business, and to encourage CASTALDI’s employees to continue their employment with CASTALDI both before and after the Closing;

(iii)

CASTALDI will cause its employees and agents (including attorneys and accountants) to, permit JEANTEX employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to CASTALDI’s books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of CASTALDI, wherever located;

(iv)

CASTALDI will promptly (once it has knowledge thereof) inform JEANTEX in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by CASTALDI; and

(v)

CASTALDI will cooperate with JEANTEX and use its reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this Agreement.

(b)

Negative Covenants of CASTALDI

.  Prior to the Closing, without JEANTEX’s prior written consent, CASTALDI will not, and will not cause itself to:

(i)

except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of CASTALDI;

(ii)

sell, lease, license or otherwise dispose of any interest in any of CASTALDI’s tangible or intangible assets other than in the ordinary course of business, or permit any of CASTALDI’s assets or property to be subjected to any new Lien; or

(iii)

except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with or to any Governmental Entity or enter into any new material Contract without prior consent of JEANTEX.

(c)

Affirmative Covenants of JEANTEX

.  JEANTEX covenants and agrees that prior to the Closing:

(i)

JEANTEX will conduct its business in the ordinary course of business.  Without limiting the generality of the foregoing, JEANTEX will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

(ii)

JEANTEX will use reasonable best efforts to preserve JEANTEX’s present business relationships, to the extent such relationships are beneficial to JEANTEX and its business, and to encourage JEANTEX’s employees to continue their employment with JEANTEX both before and after the Closing;

(iii)

JEANTEX will cause its employees and agents (including attorneys and accountants) to, permit CASTALDI employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to JEANTEX’s books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of JEANTEX, wherever located;

(iv)

JEANTEX will promptly (once it has knowledge thereof) inform CASTALDI in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by JEANTEX; and

(v)

JEANTEX will cooperate with CASTALDI and use its reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this Agreement.

(d)

Negative Covenants of JEANTEX

.  Prior to the Closing, without CASTALDI’s prior written consent, JEANTEX will not, and will not cause itself to:

(i)

except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of JEANTEX;

(ii)

sell, lease, license or otherwise dispose of any interest in any of JEANTEX’s tangible or intangible assets other than in the ordinary course of business, or permit any of JEANTEX’s assets or property to be subjected to any new Lien; or

(iii)

except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with or to any Governmental Entity or enter into any new material Contract without prior consent of CASTALDI.

SECTION 4.

CONDITIONS TO OBLIGATION OF JEANTEX

.

The obligation of JEANTEX to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or written waiver by JEANTEX, of the following conditions as of the Closing:

(a)

Compliance with Legal Requirements

.  The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject JEANTEX or CASTALDI to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

(b)

Consents

.  All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by

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JEANTEX GROUP – YVES CASTALDI

the transaction; or (ii) for the conduct of the business of JEANTEX or CASTALDI as heretofore conducted, will have been duly made or obtained by the appropriate party from the applicable regulatory entity, including but not limited to, the Securities and Exchange Commission.

(c)

Approval of Board of Directors of JEANTEX

.  The board of directors of JEANTEX shall have formally approved the consummation of the transactions contemplated by this Agreement.

(d)

Due Diligence

.  JEANTEX will have been satisfied in all material respects with the results of its business, legal, and accounting due diligence investigation and review of CASTALDI prior to the Closing.

(e)       Closing Deliveries

.  JEANTEX shall have delivered, or caused to be delivered, all of their respective Closing deliveries described in Section 1(b)(ii) hereof.

SECTION 5.

CONDITIONS TO OBLIGATION OF CASTALDI

.

The obligation of CASTALDI to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction, or written waiver by CASTALDI, of the following conditions as of the Closing:

(a)

Compliance with Legal Requirements

.  The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject JEANTEX or CASTALDI to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

(b)

Consents

.  All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of JEANTEX or CASTALDI as heretofore conducted, will have been duly made or obtained by the appropriate party from the applicable regulatory entity, including but not limited to, the Securities and Exchange Commission.

(c)

Approval of Board of Directors and Shareholders of CASTALDI

.  The board of directors and shareholders of CASTALDI shall have formally approved the consummation of the transactions contemplated by this Agreement.

(d)      Due Diligence

.  CASTALDI will have been satisfied in all material respects with the results of its business, legal, and accounting due diligence investigation and review of JEANTEX prior to the Closing.

(e)

Closing Deliveries

.  CASTALDI shall have delivered, or caused to be delivered, all of their respective Closing deliveries described in Section 1(b)(ii) hereof.

SECTION 6.

REPRESENTATIONS AND WARRANTIES OF CASTALDI

.

As a material inducement to JEANTEX to enter into and perform its obligations under this Agreement, CASTALDI represents and warrants to JEANTEX that the statements contained in this Section 6 are true and correct as of the date hereof.

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

(a)

Organization of CASTALDI

.  CASTALDI is a corporation, duly organized and validly existing under the laws of the State of California.

(b)

Authorization

.  The execution, delivery and performance of this Agreement has been duly authorized by CASTALDI’s Board of Directors.

(c)

Financial Statements

.  Attached hereto as Schedule 5(c) are the unaudited balance sheets and income statements of CASTALDI. as of (or for periods ended) September 30, 2005,  (the “CASTALDI Financial Statements”).  The CASTALDI Financial Statements are consistent with the books and records of CASTALDI (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of CASTALDI in accordance with GAAP.  Since the date of the September 30, 2005, balance sheet (the “Latest Balance Sheet”), there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of CASTALDI not otherwise disclosed.

(d)

Absence of Undisclosed Liabilities

.  Except as described on Schedule 5(d), CASTALDI has no Liability (and, to the knowledge of CASTALDI, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability), except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding (except for those not material individually or in the aggregate).

(e)

Assets

.  Except as set forth on Schedule 5(e), CASTALDI has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable.

(f)

Contracts and Commitments

.

(i)

Except as expressly contemplated by this Agreement or as set forth on Schedule 5(f), CASTALDI is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

(ii)

To the Knowledge of CASTALDI, all of the Contracts set forth on Schedule 5(f) are valid, binding and enforceable in accordance with their respective terms.  CASTALDI has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by CASTALDI under any such Contracts; and, to the knowledge of CASTALDI, CASTALDI is not

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

a party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

(iii)

A true, correct and complete copy of each of the written Contracts referred to on Schedule 5(f) have been made available to JEANTEX.

(g)

Litigation, Etc

.  Other than as set forth on Schedule 5(g) (or where the potential liability of CASTALDI is fully covered by CASTALDI’s insurance policies or programs), there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against CASTALDI (or pending or threatened against or affecting any of the employees of CASTALDI with respect to CASTALDI’s businesses or proposed business activities), or pending or threatened by CASTALDI against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither CASTALDI nor its principals are subject to any arbitration proceedings, under collective bargaining Contracts or otherwise, or to the Knowledge of CASTALDI, any governmental investigations or inquiries; and, to the Knowledge of CASTALDI, there is no valid basis for any of the foregoing.  Neither CASTALDI nor its principals are subject to any judgment, order or decree of any court or other Governmental Entity, and neither CASTALDI nor its principals have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

(h)

Insurance

.  Schedule 5(h) lists and briefly describes each insurance policy maintained for or on behalf of CASTALDI with respect to its properties, assets and business.  All of such insurance policies are in full force and effect, no default exists with respect to the obligations of CASTALDI under any such insurance policies and CASTALDI has not received any notification of cancellation of any of such insurance policies.  The insurance coverage of CASTALDI is of a type and amount customary for entities of similar size engaged in similar lines of business.

(i)

Employees

.  Except as set forth on Schedule 5(i), CASTALDI has no Knowledge that any executive or key employee of CASTALDI or any group of employees of CASTALDI has any plans to terminate employment with CASTALDI.  Neither CASTALDI nor, to the Knowledge of CASTALDI, any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar Contracts in conflict with the present or proposed business activities of CASTALDI.

(j)

Compliance with Laws

.  Except as set forth on Schedule 5(j) or as would not be material individually or in the aggregate, CASTALDI has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither CASTALDI nor any of its principals has received notice of any violation of any of the foregoing.

(k)

Real Property

.  CASTALDI does not own any Real Property.  Schedule 5(k) lists all real property leased by CASTALDI (such property is referred to herein as the “Leased

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

Premises”).  The Leased Premises is the only real estate leased by CASTALDI.  The lease under which CASTALDI leases the Leased Premises is in full force and effect and a copy thereof will have been made available to JEANTEX prior to the Closing.

(l)

Legal Compliance

.  The items described on Schedule 5(l) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the “Consents”) which are required for CASTALDI’s ownership of its assets or CASTALDI’s conduct of its business.

SECTION 7.

REPRESENTATIONS AND WARRANTIES OF JEANTEX

.

As a material inducement to CASTALDI and CASTALDI to enter into and perform their respective obligations under this Agreement, JEANTEX represents and warrants that the statements contained in this Section 7 are true and correct as of the date hereof.

(a)

Organization of JEANTEX

.  JEANTEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(b)

Authorization of Transaction

.  JEANTEX has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of JEANTEX, enforceable in accordance with its terms and conditions.

(c)

Noncontravention

.  The execution, delivery and performance of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of JEANTEX or any material agreement, instrument or other document, or any material Legal Requirement, to which JEANTEX or its assets is subject.

SECTION 8.

ADDITIONAL AGREEMENTS

.

(a)

Expenses

.  Except as otherwise provided herein, each Party shall, prior to Closing, pay its expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

(b)

Confidentiality

.  Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not disclose to anyone except to a required regulatory body as required herein.

(c)

Consents

.  All filings, notices, licenses and other Consents, as the case may be, must be filed within three (3) business days after the signing of this agreement.  The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required.  Further, it is agreed that time is of the essence in obtaining the required regulatory

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JEANTEX GROUP – YVES CASTALDI

approvals, if any.  It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within thirty (30) calendar days from the date of the request from the regulatory entities.

SECTION 9.

REMEDIES FOR BREACHES OF THIS AGREEMENT

.

(a)

Survival of Representations and Warranties

.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b)

Indemnification Provisions

.  Except as provided herein, CASTALDI will agree to protect, save, defend, indemnify, and hold harmless JEANTEX from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney’s fees, arising out of, or in any connected with, any claim or action arising out CASTALDI’s business activities prior to closing and/or performance under this Agreement.  The provisions of this section shall survive any termination or expiration of this Agreement.

JEANTEX will agree to protect, save, defend, indemnify, and hold harmless CASTALDI and its principals from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney’s fees, arising out of, or in any way connected with, any claim or action arising out of the JEANTEX’s business activities prior to closing and/or performance under Agreement.  The provisions of this section shall survive any termination or expiration of this Agreement.

(c)

Manner of Payment

.  Any indemnification of JEANTEX or CASTALDI pursuant to this Section 9 shall be effected by cashier’s or certified check or by wire transfer of immediately available funds from JEANTEX or CASTALDI, as the case may be, to an account designated by CASTALDI or JEANTEX, as the case may be, within ten (10) days after the determination of indemnification amounts.  Any such indemnification payments shall include interest at the rate of eight percent (8%) per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of ten percent (10%) thereafter until such Adverse Consequences are fully paid.  Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year.  Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

SECTION 10.

TERMINATION

(i)

This Agreement shall be terminated and become null and void if the Exchange Transaction is not consummated on or before December 30, 2005, unless extended by mutual written consent of both parties.

SECTION 11.

DEFINITIONS

.

“Adverse Consequences” means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a

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JEANTEX GROUP – YVES CASTALDI

third party claim, including all interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

“Contract” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means the United States of America and/or any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Knowledge” means, with respect to each party, as follows:

(a)

The “Knowledge” of JEANTEX means the actual Knowledge, after good faith investigation of Jeantex Group, Inc. and Jeantex, Inc., its wholly-owned subsidiary.

(b)

The “Knowledge” of CASTALDI means the actual Knowledge, after good faith investigation, of Yves Castaldi Corporation, a California corporation, and Mr. Yves Castaldi.

“Liability” means any liability, debt, obligation, deficiency, Tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

“Legal Requirement” means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

“Ordinary Course of Business” means the ordinary course of the Partnership’s business consistent with past custom and practice, including as to frequency and amount.

“Party” means any party hereto.

SECTION 12.

MISCELLANEOUS

.

(a)

No Third Party Beneficiaries

.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)

Entire Agreement

.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings,

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JEANTEX GROUP – YVES CASTALDI

agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

(c)

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by any Party without the prior written consent of the other Party.

(d)

Counterparts

.  This Stock Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)

Headings

.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)

Notices

.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

If to CASTALDI:

Yves Castaldi Corporation

Attn: Mr. Yves Castaldi, President

910 S. Los Angeles St., Suite 601

Los Angeles, CA 90015

If to JEANTEX:

Jeantex Group, Inc.

Attn: Henry D. Fahman, Interim President

17011 Beach Boulevard, Suite 1230

Huntington Beach, CA 92647

With a copy to:

Dieterich & Associates

Attn: Christopher Dieterich, Esq.

11300 W. Olympic Blvd., Suite 800

Los Angeles, CA 90064

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)

Governing Law and Arbitration

.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.  All disputes between the Parties hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the American Arbitration Association, in Orange County, California; provided, however, that (a) the parties shall be permitted to have discovery in accordance with the Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award.  A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof.  The arbitrator shall be selected by the joint agreement of the disputing Parties, but if they do not so agree within twenty (20) days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the American Arbitration Association.  The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a California Court having jurisdiction.  Each party waives any right of appeal it may have. Nothing herein set forth shall prevent the Parties from settling any dispute by mutual agreement at any time.

(h)

Amendments and Waivers

.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)

Incorporation of Schedules

.  The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(j)

Severability of Provisions

.  If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

(k)

Successor Laws

.  Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(l)

Delivery by Facsimile

.  This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

(m)

Attorney Fee and Cost Provision

.  In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“JEANTEX”:	Jeantex Group, Inc. By: Henry D. Fahman, Interim President

“CASTALDI”:	Yves Castaldi Corporation By: Yves Castaldi, President

YVES CASTALDI	By: Yves Castaldi, an individual

STOCK PURCHASE AGREEMENT

JEANTEX GROUP – YVES CASTALDI

LIST OF SCHEDULES

Schedules	Description
----------	--------------
5(c)	Financial Statements
5(d)	Liability Disclosure
5(e)	Assets
5(f)	Contracts
5(g)	Litigation
5(h)	Insurance
5(i)	Employees
5(j)	Compliance with Law
5(k)	Leases
5(l)	Permits/Licenses

LIST OF EXHIBITS

Exhibit No.	Description
Exhibit A	CASTALDI Officer’s Certificate
Exhibit B	CASTALDI Secretary’s Certificate
Exhibit C	JEANTEX Payment Schedule
Exhibit D	JEANTEX Secretary’s Certificate

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